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NEWS FROM                                                           EXHIBIT 99.1
TRANS-INDUSTRIES

Trans-Industries, Inc. - 2637 S. Adams Road - Rochester Hills, MI 48309


--------------------------------------------------------------------------------


FOR FURTHER INFORMATION:
     AT TRANS-INDUSTRIES:
     Kai Kosanke
     Chief Financial Officer
     (248) 852-1990


FOR IMMEDIATE RELEASE
MONDAY AUGUST 16, 2004


                         TRANS-INDUSTRIES, INC. REPORTS
                    2004 SECOND-QUARTER AND SIX-MONTH RESULTS

ROCHESTER HILLS, MICHIGAN -- AUGUST 16, 2004 - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), a manufacturer of bus lighting systems and information display products, announced results for the second quarter and six months ending June 30, 2004.

Sales were $7.7 million for the quarter. This represented a decline of 9.9 percent from sales of $8.5 million for the three months ended June 30, 2003. This decline was concentrated in the lighting products business segment and resulted primarily from a decrease in the level of bus production from that of the previous year. Moreover, in the current quarter, the Company shipped a limited number of luggage lofts, which have higher dollar content per bus than regular lighting products. While sales of digital information products improved, such sales were insufficient to offset the decrease in lighting shipments noted above. These same factors resulted in a sales decrease of $2.0 million, or 11.4 percent, to $15.2 million for the current period from $17.2 million for the six-month period ended June 30, 2003.

A loss of $2.6 million was incurred for the quarter, consisting of $344,000 from operations in addition to $2.3 million from the establishment of an additional inventory reserve. This inventory reserve resulted from several factors that impacted the Company's operations during the quarter. In early March, management changes were effected including the appointment of a new President and Chief Operating Officer. The Company's existing product offerings were analyzed and some have been curtailed, and personnel has been further reduced, thereby reducing product absorption. In light of a decline in sales during the second quarter and the changed business direction, it was determined a portion of the inventory would not be used going forward. Cost reduction opportunities continued to be emphasized with formal programs initiated in all cost segments.

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However, savings from these programs are not expected to be realized in full until later in the year as legacy costs in the form of severance payments continued throughout the quarter.

The Company believes its system for purchasing materials, particularly in the digital information systems operation, improved in the period as better utilization of the material requirements production system initiated last year provided needed information for enhanced scheduling against available inventory.

The Company has been operating under a forbearance agreement with Comerica Bank, its present lender until January 2005. Efforts to locate another lender to replace the Comerica credit have been ongoing and the Company anticipates finalizing credit arrangements with a new lender by September 1, 2004.

ABOUT THE COMPANY:
The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.

Forward-Looking Statements:
Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings, which may cause actual results to differ materially. We have used words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend," and similar expressions in this press release to identify forward-looking statements. The Company's actual results may differ from those set forth in such statements. Significant changes in economic conditions, regulatory or legislative changes affecting Trans-Industries, Inc., its competitors, or the markets in which it is active, or changes in other factors may cause future results to vary from those expected by the Company. The Company believes any forward-looking statements it has made are based on current management expectations and they are subject to risks and uncertainties. These risks and uncertainties include, but are not limited to the following:

     - The potential inability to close the refinancing of the Company's bank debt;

     - The continued forbearance by the Company's bank lender of their right to call the debt now due;

     - A further decline of economic conditions in general and in the mass transit industry in particular;

     - Changes in customer requirements or reduced demand for the Company's products and services;

     - The inability of the Company to successfully implement its restructuring program in the informational systems business;


     - Competitive factors (including the introduction or enhancement of competitive products and their successful introduction into the marketplace);

     - Product pricing decreased and component price increases that may result in materially reduced gross profit margins for the Company's product;

     -    Unforeseen increases in operating expenses;

     - The inability to attract or retain management, sales, or engineering talent; and

     -    The success of management's decision to change the business direction.

                VISIT TRANS-INDUSTRIES AT www.transindustries.com
                          FINANCIAL TABLES FOLLOW.....


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                             TRANS-INDUSTRIES, INC.
                     SALES AND EARNINGS REPORT (UNAUDITED)
                                 JUNE 30, 2004
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


                                         SECOND QUARTER ENDING                      SIX MONTHS ENDING
                                                JUNE 30                                  JUNE 30
                                        ------------------------                ------------------------
                                        2004                2003                2004                2003
                                        ----                ----                ----                ----
Sales                              $  7,697,537        $  8,542,959        $ 15,232,466        $ 17,192,759
Cost of Sales*                        7,988,935           5,862,470          13,594,809          11,921,401
                                   ------------        ------------        ------------        ------------
   Gross Profit                        (291,398)          2,680,489           1,637,657           5,271,358

Selling, Gen. & Admin. Exp            2,141,985           2,657,598           4,107,318           5,295,986
Interest                                161,068             161,720             323,576             331,769
Restructuring Costs                      53,397                   0             128,998             272,859
Other                                    (4,280)             (1,999)            (11,211)             (2,008)
                                   ------------        ------------        ------------        ------------
   Total Expenses                     2,352,170           2,817,319           4,548,681           5,898,606

Loss Before Income Taxes             (2,643,568)           (136,830)         (2,911,024)           (627,248)

Income Taxes                                  0                   0                   0             (17,000)
                                   ------------        ------------        ------------        ------------
   Net Loss                          (2,643,568)           (136,830)         (2,911,024)           (610,248)
Preferred Dividend                      (24,792)                  0             (24,792)                  0
                                   ------------        ------------        ------------        ------------
Net Loss Available to Common
   Shareholders                    $ (2,668,360)       $   (136,830)       $ (2,935,816)       $   (610,248)
                                   ============        ============        ============        ============
Loss Per Share
     Basic                         $      (0.85)       $      (0.04)       $      (0.94)       $      (0.19)
                                   ============        ============        ============        ============

*2004, includes set-up of inventory reserves of $2.3 million

Weighted Average Number of
   Shares Outstanding                 3,139,700           3,139,700           3,139,700           3,139,700


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
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     --------------------------------------

                                                     SECOND QUARTER ENDING
                                                             JUNE 30
                                                     ---------------------
ASSETS:                                              2004             2003
-------                                              ----             ----
Total Current Assets                              $13,162,987     $21,190,924
Net Fixed Assets                                    3,476,926       3,966,894
Other Assets                                          159,442         282,523
                                                  -----------     -----------
   Total Assets                                   $16,799,355     $25,440,341
                                                  ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------

Total Current Liabilities                         $13,010,078     $16,367,399
Deferred Income Taxes                                       0         458,000
Long Term Debt                                        292,896         322,816
Shareholders' Equity                                3,496,381       8,292,126
                                                  -----------     -----------
   Total Liabilities and Shareholders' Equity     $16,799,355     $25,440,341
                                                  ===========     ===========
